                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      HEALTH MANAGEMENT ASSOCIATES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                      HEALTH MANAGEMENT ASSOCIATES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               February 18, 1997



The Annual Meeting of Stockholders of HEALTH MANAGEMENT ASSOCIATES, INC. (the "Company") will be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Blvd., Naples, Florida 34108 on Tuesday, February 18, 1997 at 1:30 p.m., local time, for the following purposes more fully described in the accompanying proxy statement:

    1.  To elect six directors of the Company.

    2. To consider and act upon a proposal to approve and adopt a Certificate of Amendment to the Fifth Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.01 per share, to an aggregate of 300,000,000 shares.

    3. To consider and act upon a proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1997.

    4. To transact such other business as may properly come before the Meeting or any adournment thereof.

The Board of Directors has fixed the close of business on December 20, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.


                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        Robb L. Smith,
                                        Secretary

Dated: December 30, 1996

                      HEALTH MANAGEMENT ASSOCIATES, INC.
                           5811 PELICAN BAY BOULEVARD
                          NAPLES, FLORIDA  34108-2710


                                PROXY STATEMENT


                                    GENERAL

    This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Health Management Associates, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, which will be held on Tuesday, February 18, 1997, and at any adjournments thereof (the "Meeting"). This proxy statement and accompanying form of proxy are being first mailed to stockholders on or about December 30, 1996. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein and, unless otherwise indicated, FOR each of the other two proposals described in this proxy statement and in the accompanying notice of meeting.

    As of December 20, 1996, the record date for the Meeting, there were [106,470,185] shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), issued and outstanding. Only holders of Common Stock of record on the books of the Company at the close of business on December 20, 1996 are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each such stockholder is entitled to one vote for each share of Common Stock registered in his name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other telecommunication. In addition, the Company has retained Corporate Investor Communications, a professional solicitation firm, which may assist in soliciting proxies for a fee of $4,000 plus reimbursement of out-of-pocket expenses. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth as of December 15, 1996 certain information concerning shares of Common Stock held by (i) each stockholder known by the Company to own beneficially more than 5% of the class, (ii) each director of the Company, (iii) each "Named Executive" (see "EXECUTIVE COMPENSATION"), and (iv) all directors and executive officers of the Company as a group:


                                                    COMMON STOCK
                                                 BENEFICIALLY OWNED
                                              ----------------------
                     NAME AND ADDRESS OF          NO. OF    PERCENT
                    BENEFICIAL OWNER (1)          SHARES    OF CLASS
               -----------------------------------------------------
               William J. Schoen (2)             5,830,813
               5811 Pelican Bay Blvd.
               Naples, FL 34108-2710

               Kent P. Dauten                      160,399
               707 Skokie Blvd.
               Suite 600
               Northbrook, IL 60062

               Robert A. Knox (3)                3,293,477
               717 Fifth Avenue
               New York, NY 10022

               Charles R. Lees (4)                  58,780
               2659 Townsgate Road
               Suite 205
               Westlake Village, CA 91361

               Kenneth D. Lewis (5)                 58,780
               NationsBank Corporate Center
               100 North Tryon Street
               58th Floor
               Charlotte, NC 28255

               William E. Mayberry, M.D. (6)         5,625
               826 Rue de Ville
               Naples, FL 34108

               Earl P. Holland (7)               1,084,314
               5811 Pelican Bay Blvd.
               Naples, FL 34108-2710


                                                    COMMON STOCK
                                                 BENEFICIALLY OWNED
                                              ----------------------
                     NAME AND ADDRESS OF          NO. OF    PERCENT
                    BENEFICIAL OWNER (1)          SHARES    OF CLASS
               -----------------------------------------------------
               Joseph V. Vumbacco (8)              108,996
               5811 Pelican Bay Blvd.
               Naples, FL 34108-2710

               Stephen M. Ray (9)                  446,759
               5811 Pelican Bay Blvd.
               Naples, FL 34108-2710

               Joe D. Pinion                        88,218
               5811 Pelican Bay Blvd.
               Naples, FL 34108-2710

               Putnam Investments, Inc. (10)    21,616,716
               One Post Office Square
               Boston, MA 02109

               All Directors and Executive      11,649,115
                Officers as a Group (11 per-
                sons)(11)
-----------------------------------------------------

(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Negligible percentages have been omitted from the table.

(2) The amount shown includes: (a) 3,528,283 shares issuable upon exercise of currently exercisable options; (b) 5,062 shares held by Mr. Schoen, and 2,000 shares held by his wife, each as custodian for their son (as to which shares Mr. Schoen disclaims beneficial ownership); (c) 160,702 shares held by Mr. Schoen individually; (d) 1,134,766 shares held by Mr. Schoen as sole Trustee of the William J. Schoen Revocable Trust; and (e) 1,000,000 shares held by Karen A. Sutton as Trustee of the William J. Schoen Charitable Unitrust.

(3) Mr. Knox, a director of the Company, is Senior Managing Director of Cornerstone Equity Investors, LLC ("Cornerstone"). Mr. Knox and Cornerstone may constitute a group for purposes of the rules and regulations under the Securities Exchange Act of 1934, as amended; however, they disclaim any group membership. By investment management contract, Cornerstone has voting and investment power with respect to certain holdings of The Prudential Insurance Company of America and its affiliates. The amount shown includes 223,069 shares held by Mr. Knox individually, and 3,070,408 shares subject to such investment management contract.

(4) The amount shown includes 47,530 shares issuable upon exercise of currently exercisable options.

(5) The amount shown includes 38,530 shares issuable upon exercise of currently exercisable options.

(6) The amount shown includes: (a) 3,375 shares issuable upon exercise of currently exercis able options; and (b) 2,250 shares held by Dr. Mayberry as Trustee of the W.E. Mayberry Trust.

(7) The amount shown includes: (a) 315,450 shares issuable upon exercise of currently exercisable options; (b) an aggregate of 90,000 shares held by Mr. Holland in joint tenancy with members of his family; (c) 22,500 shares held by Mr. Holland's wife as custodian for their daughter (as to which shares Mr. Holland disclaims beneficial ownership); (d) 605,739 shares held by Mr. Holland individually; and (e) 50,625 shares held by Mr. Holland as sole Trustee of the Declaration of Trust Established for the Benefit of Earl P. Holland.

(8) The amount shown includes: (a) 100,000 shares issuable upon exercise of currently exercisable options; (b) 6,936 shares held in Mr. Vumbacco's account under the Company's Retirement Savings Plan, as to which shares he has investment power only; and (c) 2,060 shares held by Mr. Vumbacco individually.

(9) The amount shown includes: (a) 159,375 shares issuable upon exercise of currently exercisable options; (b) 17,384 shares held by Mr. Ray individually; and (c) 270,000 shares held by Mr. Ray as sole Trustee of the Stephen M. Ray Living Trust.

(10) The following information is derived from the Schedule 13G (Amendment No.
     4) of Putnam Investments, Inc. dated April 8, 1996, and has been adjusted to give effect to a 3-for-2 stock split in the form of a stock dividend paid by the Company on June 14, 1996: The amount shown includes 9,840,903 shares beneficially owned by Putnam Investment Management Inc., 10,808,358 shares beneficially owned by Putnam Investments Inc. and 967,455 shares beneficially owned by The Putnam Advisory Company, Inc. as a result of their serving as investment advisors to various investment companies registered under the Investment Company Act of 1940 and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Putnam Investments, Inc., which is a wholly-owned subsidiary of Marsh & McLennan Companies, owns Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. Putnam Investments, Inc. has shared voting power with respect to 540,343 shares and shared dispositive power with respect to all shares.

(11) See footnotes (2) through (9) to this table.

                             ELECTION OF DIRECTORS

    A Board of Directors consisting of six directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualifies.

    The Board of Directors recommends the election of the six nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the six nominees named below. The Board of Directors does not contemplate that any of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

                                                                                        YEAR
                                                                                       FIRST
                                                                                      ELECTED
                                NAME AND BACKGROUND                                   DIRECTOR
-----------------------------------------------------------------------------------------------
WILLIAM J. SCHOEN, age 61, has served as Chairman of the Board of Directors,               1983
 President and Chief Executive Officer of the Company since April 1986.  He was first elected a director in February 1983, became President and Chief Operating
 Officer in December 1983, and Co-Chief Executive Officer in December 1985.
 From 1982 to 1987 Mr. Schoen was Chairman of Commerce National Bank,
 Naples, Florida, and from 1973 to 1981 he was President, Chief Operating
 Officer and Chief Executive Officer of The F&M Schafer Corporation, a
 consumer products company.  From 1971 to 1973, Mr. Schoen was President of the Pierce Glass subsidiary of Indian Head, Inc., a diversified company.  In addition to serving on the Company's Board of Directors, Mr. Schoen also serves on the Board of Directors of First Union National Bank of Florida and Horace
 Mann Insurance Companies.

KENT P. DAUTEN, age 41, served as a director of the Company from March 1981                1981
 through May 1983, and from June 1985 through September 1988.  He was again elected a director in November 1988.  Since February 1994 Mr. Dauten has been
 President of Keystone Capital, Inc., a private investment firm founded by him.
 From January 1993 until February 1994, Mr. Dauten was a Senior Vice President of Madison Dearborn Partners, Inc., an investment management company.  Mr.
 Dauten was formerly a Senior Vice President of First Chicago Investment Corpo-
 ration and First Capital Corporation of Chicago, the venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979.

                                                                                        YEAR
                                                                                       FIRST
                                                                                      ELECTED
                                NAME AND BACKGROUND                                   DIRECTOR
-----------------------------------------------------------------------------------------------
ROBERT A. KNOX, age 44, became Senior Managing Director of Cornerstone Equity              1985
 Investors, LLC, an investment advisory firm, on December 6, 1996. From 1994 until December 1996, he was Chairman and Chief Executive Officer, and from 1984 to 1994 he was President, of Prudential Equity Investors, Inc., an investment capital firm. Prior to that since 1975, Mr. Knox was employed by The
 Prudential Insurance Company of America. He also serves on the Board of
 Directors of Lechters, Inc.

CHARLES R. LEES, age 77, served as a director of the Company from April 1988               1988
 through September 1988, and was again elected a director in February 1989.  Mr.
 Lees has been in the private practice of law, concentrating in tax matters, since
 May 1985.  For more than 25 years prior to his retirement in 1979, Mr. Lees was a Partner of the accounting firm of KPMG Peat Marwick LLP, specializing in tax matters.

KENNETH D. LEWIS, age 49, is President of NationsBank Corporation, a position              1991
 that he has held since November 1993.  From December 1991 to November 1993 he served as President of General Banking for NationsBank.  Prior to that, Mr.
 Lewis had been employed by NCNB Corporation in various capacities since
 1969, including President of NCNB Texas from 1988 to 1990, and President of
 NCNB National Bank of Florida from 1986 to 1988.

WILLIAM E. MAYBERRY, M.D., age 67, is the retired Chairman of the Board and                1994
 Chief Executive Officer of the Mayo Foundation and the Mayo Clinic, Rochester,
 Minnesota, where he had been employed in various capacities from 1960 until his retirement in 1992.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

    During the fiscal year ended September 30, 1996 ("Fiscal 1996"), the Board of Directors held four meetings and also acted by unanimous written consent on one occasion. Each director attended at least 75% of such Board meetings and meetings of the Board Committees on which he served.

    The Company has standing Audit and Compensation Committees of the Board of Directors. Although the Company has no standing Nominating Committee, the Board of Directors will consider director nominees recommended by stockholders. Such recommenda tions should be sent to the Company, to the attention of the Secretary.

    The members of the Audit Committee are Messrs. Dauten (Chairman), Lees and Dr. Mayberry. The Committee reviews with Ernst & Young LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Ernst & Young LLP's suditing procedures and fees, and the possible effects of professional services upon the independence of Ernst & Young LLP. The Audit Committee held three meetings during Fiscal 1996.

     The members of the Compensation Committee are Messrs. Knox (Chairman), Dauten and Lewis. The Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company's senior management. The Compensation Committee also makes determinations under the Company's various plans providing incentive compensation for management. See "EXECUTIVE COMPENSATION." The Compensation Committee held five meetings during Fiscal 1996.

COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors $2,000 per quarter for their services as directors and $2,000 for each Board meeting attended. All of the Company's directors other than Mr. Schoen qualify for such payments, and during Fiscal 1996 such fees paid aggregated $80,000. The Company also reimburses all of its directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. Except as described under "Directors' Stock Options" below, the Company had no other compensation arrangements with directors during Fiscal 1996.

DIRECTORS' STOCK OPTIONS

     Pursuant to the Company's Stock Option Plan for Outside Directors, during Fiscal 1996 the Company granted to each of Messrs. Dauten, Lees, Lewis and Dr. Mayberry (the "Optionees"), each a non-employee director of the Company, an option, expiring on April 25, 2006, to purchase 3,375 shares of Common Stock (as adjusted to give effect to a 3-for-2 stock split in the form of a stock dividend paid on June 14, 1996) at an exercise price of $21.58 per share (as so adjusted). Each option becomes exercisable in 1,125-share annual increments commencing one year from the date of the grant. None of such options are transferable except by will or intestacy, and during the Optionee's lifetime they are exercisable only by him. Unexercised options lapse 90 days after the Optionee ceases to be a director of the Company, except that if the Optionee ceases to be a director by reason of his death, his option lapses six months after the date of his death.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During Fiscal 1996, the W.E. Mayberry Trust, of which William E. Mayberry, M.D., a director of the Company, is trustee, inadvertently failed to file with the Securities and Exchange Commission (the "SEC") on a timely basis one report disclosing one acquisition by such Trust of Common Stock by gift from Dr. Mayberry. Such report has since been filed. All of the Company's directors and executive officers are now current in such filings. In making the foregoing statements, the Company has relied on the written representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

                             EXECUTIVE COMPENSATION

 Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended September 30, 1996, 1995 and 1994, paid by the Company to those persons who were, at the end of Fiscal 1996, the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE



                                                         Annual Compensation                    Long-Term Compensation
                                              ------------------------------------     ------------------------------------
                                                                                                Awards             Payouts
                                                                                       ------------------------  ----------
                                                                           Other                                               All
                                                                          Annual       Restricted                             Other
                                                                          Compen-        Stock                      LTIP     Compen-
Name and Principal                                   Salary     Bonus     sation         Awards      Options      Payouts    sation
Position                                      Year    ($) (1)    ($) (2)   ($) (3)         ($) (4)      (#) (5)     ($)        ($)
--------------------------------------------------- ---------  ---------  --------     -----------  -----------  ----------  -------

William J. Schoen                             1996  $493,750   $493,750   $ 3,166        $493,750      300,000       0          0
Chairman of the Board, President and Chief    1995   468,875    468,875     3,080         468,875      900,000       0          0
 Executive Officer                            1994   444,125    444,125     3,080         444,125            0       0          0



Earl P. Holland                               1996  $239,500   $179,625   $ 3,166        $179,625      150,000       0          0
Executive Vice President                      1995   229,125    171,844     3,216         171,844      450,000       0          0
                                              1994   217,375    163,031     3,168         163,031            0       0          0

Joseph V. Vumbacco (6)                        1996  $159,375   $119,531         0        $119,531      300,000       0          0
Executive Vice President

                           SUMMARY COMPENSATION TABLE



                                                         Annual Compensation                    Long-Term Compensation
                                              ------------------------------------     ------------------------------------
                                                                                                Awards             Payouts
                                                                                       ------------------------  ----------
                                                                           Other                                               All
                                                                          Annual       Restricted                             Other
                                                                          Compen-        Stock                      LTIP     Compen-
Name and Principal                                   Salary     Bonus     sation         Awards      Options      Payouts    sation
Position                                      Year    ($) (1)    ($) (2)   ($) (3)         ($) (4)      (#) (5)     ($)       ($)
--------------------------------------------------- ---------  ---------  --------     -----------  -----------  ----------  -------

Stephen M. Ray                                1996  $155,625   $ 93,375   $ 3,112        $ 75,000       75,000       0          0
Senior Vice President                         1995   150,000     75,000     2,945          75,000      225,000       0          0
 and Chief Financial                          1994   115,250     57,625     2,428          57,625            0       0          0
 Officer

Joe D. Pinion (7)                             1996  $155,750   $ 70,088   $ 1,154        $ 70,088       75,000       0          0
Senior Vice President
------------------------------------------------------------------------------------------------------------------------------------

(1) The amounts shown include cash compensation earned and paid during the fiscal year indicated as well as cash compensation deferred at the election of the Named Executive.

(2) The bonuses shown were awarded and paid in the succeeding fiscal year for services rendered during the fiscal year indicated.

(3) The amounts shown include employer contributions to the Company's Retirement Savings Plan. The amounts shown do not include the value of perquisites and other personal benefits because the aggregate amount of such compensation for each fiscal year shown did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus shown for the Named Executive.

(4) The amounts shown reflect contingent awards of Common Stock pursuant to the Company's 1996 Executive Incentive Compensation Plan (the "EICP") and Stock Incentive Plan for Corporate Officers and Management Staff (the "Stock Incentive Plan"). See "EXECUTIVE COMPENSATION - Report of Compensation Committee With Respect to Executive Compensation." The awards shown were made in the succeeding fiscal year for services rendered during the fiscal year indicated, and the dollar values shown represent the aggregate market value of the shares awarded on the respective dates of the awards. Without giving effect to awards made after the close of Fiscal 1996, the aggregate numbers and dollar values of such shares credited to the respective individuals' contingent award accounts at Fiscal 1996 year-end, based on the market value of the Common Stock at Fiscal 1996 year-end ($24.875 per share), were: Mr. Schoen - 204,448 shares ($5,085,644); Mr. Holland - 69,119 shares ($1,719,335); Mr. Ray - 26,804 shares ($666,750); and Mr.
    Pinion - 14,461 shares ($359,717). Dividends are not payable on such shares, but customary anti-dilution adjustments apply in the event of stock splits and stock dividends.

(5) The amounts shown have been adjusted to give effect to two 3-for-2 stock splits in the form of stock dividends paid on October 20, 1995 and June 14, 1996.

(6) Mr. Vumbacco was first employed by the Company on January 15, 1996. Accordingly, the amounts shown for Fiscal 1996 reflect less than a full year's service.

(7) Mr. Pinion first became an executive officer on January 1, 1996, but the amounts shown for Fiscal 1996 reflect his compensation for the full fiscal year.

STOCK OPTIONS

  Shown below is further information on grants of stock options during Fiscal 1996 to the Named Executives under the EICP and the Company's 1993 Non-Statutory Stock Option Plan. No stock appreciation rights ("SARs") were granted in Fiscal 1996 and there are no SARs outstanding.

                         OPTION GRANTS IN FISCAL 1996*



                         Individual Grants
-------------------------------------------------------------------
                                 Percent of                           Grant Date Value
                                 Total Op-
                                   tions
                                Granted to
                      Options    Employees    Exercise
                      Granted    in Fiscal      Price    Expiration
        Name            (#)        Year        ($/Sh)       Date
                                                                     --------------------
                                                                         Grant Date
                                                                      Present Value $ (1)
--------------------  --------  ------------  ---------  ----------  --------------------
William J. Schoen     300,000          24.0%    $23.25     05/20/06          $3,165,000

Earl P. Holland       150,000          12.0      23.25     05/20/06           1,582,500

Joseph V. Vumbacco    300,000          24.0      18.75     01/14/06           2,394,000
Stephen M. Ray         75,000           6.0      23.25     05/20/06             791,250
Joe D. Pinion          75,000           6.0      23.25     05/20/06             791,250
=========================================================================================

 * Pursuant to anti-dilution provisions of the respective plans, all numbers of shares and per share prices have been adjusted to give effect to a 3-for-2 stock split in the form of a stock dividend paid on June 14, 1996.

(1) The hypothetical grant date present values for options granted during Fiscal 1996 are presented pursuant to the rules of the SEC and are calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in forecasting an option's present value. Factors used to value options granted on May 21, 1996 include the expected volatility rate of the shares underlying the option (33.73%), the risk free rate of return (6.78%), dividend yield (0%), projected time of exercise (7 years) and projected risk of forfeiture rate for vesting period (5% per annum).
    Factors used to value options granted January 15, 1996 include the expected volatility rate of the shares underlying the option (33.60%), the risk free rate of return (5.46%), dividend yield (0%), projected time of exercise (7 years) and projected risk of forfeiture rate for vesting period (5% per annum). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of Common Stock at the time the option is exercised. There is no assurance that the hypothetical grant date present values of the options reflected in this table will be realized.



  Shown below is information with respect to option exercises by the Named Executives during Fiscal 1996 and unexercised options to purchase Common Stock, granted to the Named Executives during and prior to Fiscal 1996 under the EICP and the Company's prior stock option plans and held by them at the end of Fiscal 1996.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND
                         FISCAL YEAR-END OPTION VALUES*


                        Shares         Value        Number of Unexercised        Value of Unexercised
                      Acquired on    Realized          Options Held at           in-the-Money Options
Name                   Exercise (#)     ($)            Fiscal Year-End            at Fiscal Year-End
                                                             (#)                      ($) (1)
--------------------  -------------  -----------  --------------------------  --------------------------
                                                  Exercisable  Unexercisable  Exercisable  Unexercisable
                                                  -----------  -------------  -----------  -------------
William J. Schoen         750,000   $11,701,532     4,028,288        900,000  $75,124,927     $8,445,833

Earl P. Holland           320,625     3,413,555       318,750        450,000    5,345,573      4,222,917

Joseph V. Vumbacco              0             0             0        300,000            0      1,837,500

Stephen M. Ray            177,187     1,939,353       159,375        225,000    2,672,786      2,111,458
Joe D. Pinion             159,908     1,593,375        84,375         75,000    1,677,995        121,875
========================================================================================================

* Pursuant to anti-dilution provisions of the respective plans, all numbers of shares and per share prices have been adjusted to give effect, as applicable, to five 3-for-2 stock splits in the form of stock dividends paid on April 9, 1992, November 3, 1993, June 17, 1994, October 20, 1995 and June 14, 1996.

(1) Expressed as the excess of the market value of the Common Stock at Fiscal 1996 year-end ($24.875 per share) over the exercise price of each option.

EMPLOYMENT AGREEMENTS

  The Company has an Amended and Restated Employment Agreement with William J. Schoen, dated December 15, 1992, providing for him to serve as the Company's Chairman of the Board, President and Chief Executive Officer at an annual base salary of $400,000, subject to cost of living increases by the Board of Directors. Mr. Schoen is also guaranteed participation in the Company's Incentive Compensation Plan for Corporate Officers and Management Staff (the "Incentive Compensation Plan") (see "EXECUTIVE COMPENSATION - Report of Compensation Committee With Respect to Executive Compensation") at the 100% category, and certain fringe benefits. Mr. Schoen's employment is terminable upon his death, disability, voluntary termination or for defined cause. Should the Company otherwise terminate Mr. Schoen's employment or reduce his responsibilities or authority, or should there be a defined change in control of the Company, then Mr. Schoen will be entitled to a lump sum payment equal to the gross income paid him by the Company for the preceding three years. Mr. Schoen has agreed not to compete with the Company or its affiliates during the term of this agreement.

  The Company does not have employment agreements with any of its other executive officers.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  The Company's Supplemental Executive Retirement Plan (the "Supplemental Plan") is a deferred compensation plan for key executive employees that is not intended to be tax-qualified. It commenced on May 1, 1990 for the Company's executive officers. Each participant in the Supplemental Plan is entitled to receive a fixed monthly benefit, commencing on his normal retirement date, for the longer of 120 months or his life. The monthly benefit, which is determined by the Board of Directors, may vary for each participant and may be increased periodically by the Board. During Fiscal 1996, the Company recorded $240,000 of deferred compensation expense in respect of the Supplemental Plan. To qualify for benefits, a participant must continue as an employee until age 62 and must be an employee for at least five years after commencing participation. No benefit is paid if employment is terminated earlier, regardless of the reason, except if a participant's employment is terminated by the Company for reasons other than "cause," or by the participant for a "stated good reason," within two years after a "change of ownership" of the Company (as those terms are defined in the Supplemental Plan). In that case, the actuarial equivalent of a participant's retirement benefit is paid in a single sum as soon as practicable after termination of employment. In addition, if such a change of ownership occurs after a participant has already begun to receive benefit payments, the actuarial equivalent of the remaining benefits payable will be paid in a single sum. The Supplemental Plan also provides that in the event a participant dies after qualifying for retirement benefits but before all retirement benefits are paid, the remaining benefits payable will be paid to the participant's designated beneficiary or legal representative. Life insurance contracts may be purchased by the Company to provide some or all of the benefits under the Supplemental Plan.

REPORT OF COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION

  The following report of the Compensation Committee required by the rules of the SEC to be included in this Proxy Statement shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

EXECUTIVE COMPENSATION PHILOSOPHY:

  The fundamental compensation philosophy of the Board of Directors is that there should be a substantial and meaningful connection between executive compensation and stockholder value. Under the supervision of the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of outside directors and which also administers the EICP, the Stock Incentive Plan and the Company's prior stock option plans, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company and increase stockholder value by aligning closely the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are intended to serve as only a portion of an executive's total achievable compensation. The Board of Directors believes that attracting and retaining executives of high quality is essential to the Company's growth and success. The Board of Directors further believes that the long term success of the Company is enhanced by a comprehensive compensation program that includes different types of incentives for motivating executives and rewarding outstanding service, including awards that link compensation to applicable measures of Company performance. The Company relies to a large degree on annual and long-term incentive compensation to attract and retain executives of outstanding ability and to motivate them to perform to the full extent of their abilities. Both the annual and long-term components of the incentive compensation policy are closely tied to profitability and stockholder value. In years of outstanding profitability, executive officers will be substantially rewarded for their respective contributions to the Company's success through a combination of cash and stock-based incentive awards.

THE EICP:

  The EICP, which was approved by the stockholders in 1996, is a comprehensive executive compensation plan which provides for grants of performance or annual incentive awards that may be settled in cash, stock or other property, as well as stock options, SARs, restricted stock, deferred stock and other stock-related awards (collectively, "Awards"). The EICP supersedes the Incentive Compensation Plan, the Stock Incentive Plan and the Company's prior stock option plans (collectively, the "Prior Plans"), although previously granted awards under the Prior Plans remain outstanding in accordance with their respective terms and the terms of the Prior Plans. Although the types of Awards authorized under the EICP are generally similar to those under the Prior Plans, the Board determined to recommend to the stockholders adoption of the entirely new EICP in order to respond to a number of changes and proposed changes under the Exchange Act and Internal Revenue Code, to broaden the types of performance goals that may be set by the Committee and otherwise to add flexibility to annual incentive awards and other performance-based awards intended to qualify for certain corporate tax deductions, to increase the number of shares of Common Stock that may be subject to awards, and otherwise to adopt provisions intended to enable the Committee better to promote the goals and policies of the Company's annual and stock-based long-term incentive programs.

  Under the EICP, the total of 7,500,000 shares of Common Stock are reserved and available for delivery to participants in connection with Awards, plus any shares of Common Stock remaining available under the Prior Plans and other shares of Common Stock that may later become available under the Prior Plans, plus 7% of the number of shares of Common Stock issued by the Company during the term of the EICP (other than issuances under any compensation or benefit plan of the Company).

  The determination of the types of Awards to be granted at any time, the criteria for such grants, the recipients of Awards and the various conditions thereof, are all in the discretion of the Committee.

EXECUTIVE OFFICER COMPENSATION:

  The Company's Fiscal 1996 and current total compensation program for executive officers consists of both cash and stock-based compensation. The annual cash compensation consists of a base salary determined at the beginning of each calendar year and the awarding of incentive bonuses pursuant to the EICP, as described below. The base salaries are fixed at levels that the Committee believes to be generally below amounts paid to highly qualified senior executives at other large companies engaged in the same or similar business as the Company. Salaries are reviewed on an annual basis and may be increased at that time based on (i) the Committee's consensus that the individual's contribution to the Company has increased and (ii) increases in competitive pay levels.

  In general, annual cash compensation incentives for executives are intended to reflect the Company's belief that management's contribution to stockholder return comes from maximizing earnings. Under the current incentive compensation program under the EICP (which parallels the prior Incentive Compensation Plan), a bonus (calculated as a percentage of base salary) is paid to participants for each year in which the Company achieves, in audited fiscal year-end results, at least 75% of its profit plan. Each participant in this incentive compensation program is in one of six bonus categories (30%, 40%, 50%, 60%, 75% or 100% of base salary), and his proportionate share of the annual bonus depends upon the profit percentage achieved by the Company. Participants in this incentive compensation program are selected and assigned to bonus categories by the Committee, and all of the Company's executive officers are participants.

  Long-term incentives are currently intended to be provided through the grant of stock options and contingent stock awards. Under the EICP, the Committee has the authority to determine the individuals to whom stock options are granted, the terms on which option grants are made, and the term of and the number of shares subject to each option. Through the grant of stock options, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing the executive officers with the opportunity to build a meaningful stake in the Company.

In granting stock options to the Company's senior management, the Committee reviews and considers the individual awards, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each option grantee.

  Under the current stock incentive program under the EICP (which parallels the prior Stock Incentive Plan), the Committee has the authority to award shares of Common Stock to all executive officers and senior managers of the Company. In making such awards, the Committee considers all of the factors discussed, and follows the procedure described, in the previous paragraph.

  Stock awards under the prior Stock Incentive Plan and the stock incentive program under the EICP are generally contingent upon completion of four additional years of employment with the Company. The market value as of the award grant date of the shares credited to an executive's contingent award account for any fiscal year may not exceed 100% of the executive's bonus for the same year under the incentive compensation program discussed above. No shares are issued or reserved for the executive's account at the time of an award, but are instead issued after the fourth anniversary of the award grant date, provided the executive is still an employee of the Company.

  Executive officers may also participate in the Company's Retirement Savings Plan, a 401(k) plan, which includes both employer and employee contributions. In addition, the Company has an unfunded deferred compensation program that provides payments to key executive employees selected by the Board of Directors who reach normal retirement age. The amount of the benefit provided each executive is at the discretion of the Board. See "EXECUTIVE COMPENSATION - Supplemental Executive Retirement Plan."

CHIEF EXECUTIVE OFFICER COMPENSATION:

  The key performance measure used to determine Mr. Schoen's Fiscal 1996 compensation package was the Committee's assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the Company.

  Pursuant to the terms of his employment agreement with the Company (see "EXECUTIVE COMPENSATION - Employment Agreements"), which was approved by the Board of Directors, Mr. Schoen's annual salary is $400,000, subject to cost of living increases by the Board of Directors. The Committee believes that Mr. Schoen's salary is fixed at a level which is below the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at other large companies engaged in the same or similar business.

  Consistent with the Company's executive compensation philosophy, Mr. Schoen's total compensation package depends largely on annual and long-term incentive compensation. The annual incentive component is currently made up of a cash bonus under the incentive compensation program under the EICP, paid after the end of the fiscal year and based on the profitability of the Company. The long-term incentive component currently takes the form of stock options and contingent stock awards under the EICP. Mr. Schoen will also be eligible to receive other Awards under the EICP. Both the annual and long-term components of Mr. Schoen's incentive compensation are variable and closely tied to corporate performance in a manner which encourages dedication to building profitability and stockholder value.

  In evaluating the performance and setting the incentive compensation of Mr. Schoen as the Company's Chief Executive Officer, the Committee has taken particular note of the substantial increase in the Company's stockholder value over a number of years in general and specifically from Fiscal 1995 to Fiscal 1996.

  The Company substantially out-performed both the Standard & Poor's 500 Stock Index and the S&P Health Care Sector Index in stockholder value growth (see "EXECUTIVE COMPENSATION - Stock Price Performance Graph"). Among the key indicators of the Company's performance in Fiscal 1996, net patient service revenue increased 34% from $531,094,000 in Fiscal 1995 to $714,317,000 in Fiscal 1996, and net income increased 33% from $63,331,000 in Fiscal 1995 to $84,086,000 in Fiscal 1996. Earnings per share increased 29% from $.59 in Fiscal 1995 to $.76 in Fiscal 1996. During Fiscal 1996 the Company's stock price increased 74%. In addition, the Company has paid five 3-for-2 stock splits in the form of stock dividends since April 1992, including the stock dividend paid on June 14, 1996.

  In addition to leading the Company to outstanding financial achievements, Mr. Schoen has established a strong record in the areas of innovation, quality and management efficiency, and has built a strong management team and aggressively pursued new areas for growth. For example, he developed the Company's industry niche and its successful acquisition strategy.

  Mr. Schoen's short-term and long-term incentive compensation package for Fiscal 1996 includes a cash bonus in an amount equal to 100% of his annual salary, a contingent stock award in an amount equal to his cash bonus, and the grant of options to purchase 300,000 shares of Common Stock. Mr. Schoen's compensation package has successfully focused on the importance of increasing profitability and stockholder value by providing him with significant short-term and long-term incentive compensation during periods when performance objectives have been met or exceeded.

                                         COMPENSATION COMMITTEE:

                                         Robert A. Knox, Chairman
                                         Kent P. Dauten
                                         Kenneth D. Lewis

STOCK PRICE PERFORMANCE GRAPH

    The following graph sets forth a comparison of the cumulative total stockholder return on the Common Stock during the five-year period ended September 30, 1996, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 1996, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and companies on the S&P Health Care Sector Index (formerly called the S&P Health Care Composite Index).

                     COMPARISON OF CUMULATIVE TOTAL RETURN


                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE RETURN
        AMONG HMA, S&P 500 INDEX AND S&P HEALTH CARE SECTOR INDEX

Measurement period         HMA           S&P 500        S&P HEALTH CARE
(Fiscal year Covered)                     Index           SECTOR INDEX
---------------------   ---------       ---------       ---------------
Measurement PT -
09/30/91                $  100          $  100          $    100

FYE 09/30/92            $  108.87       $  111.05       $     95.85
FYE 09/30/93            $  191.74       $  125.49       $     82.58
FYE 09/30/94            $  268.10       $  130.11       $     99.79
FYE 09/30/95            $  349.78       $  168.82       $    143.09
FYE 09/30/96            $  612.44       $  203.14       $    187.41



 ASSUMES $100 INVESTED ON SEPTEMBER 30, 1991 IN THE COMPANY'S COMMON STOCK, THE COMPANIES COMPRISING THE STANDARD & POOR'S 500 STOCK INDEX AND THE COMPANIES CURRENTLY COMPRISING THE S&P HEALTH CARE SECTOR INDEX. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

 The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.


                              CERTAIN TRANSACTIONS

    Pursuant to a Registration Agreement dated as of September 2, 1988, Prudential Equity Investors, Inc. (with which Robert A. Knox, a director of the Company, was formerly affiliated), Mr. Knox, and certain of the Company's executive officers (William J. Schoen, Earl P. Holland, Robb L. Smith and Stephen M. Ray), and two former executive officers (Kelly E. Curry and T. Jefferson Jones) have certain demand registration rights and "piggyback" registration rights, at the Company's expense, with respect to registration under the Securities Act of all of their shares of Common Stock.

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

  The Company's Fifth Restated Certificate of Incorporation currently authorizes the issuance of an aggregate of 150,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. On December 10, 1996 the Board of Directors approved and adopted, subject to approval and adoption by the stockholders, a Certificate of Amendment to the Fifth Restated Certificate of Incorporation (the "Amendment"), which increases the number of authorized shares of Common Stock to an aggregate of 300,000,000 shares. The authorized Preferred Stock would not be changed by the Amendment, nor would any other change to the Fifth Restated Certificate of Incorporation result from the Amendment.

  If approved and adopted by the stockholders at the Meeting, the Amendment will become effective upon the filing thereof by the Delaware Department of State. A filing is anticipated to occur within 30 days following the Meeting.

  The Board of Directors has considered in the past and will continue to consider various means of broadening the ownership of the Common Stock and enhancing its marketability, including the payment of stock dividends and stock splits. The Company has paid five 3-for-2 stock splits in the form of stock dividends since April 1992, including the stock dividend paid on June 14, 1996. The Board has also considered and will continue to consider the possibility of acquiring hospital facilities through the issuance of Common Stock, and the advisability of increasing stock ownership and meeting part of the Company's future capital requirements through additional public offerings of Common Stock. Any such future action is, of course, subject to the Company's earnings and financial condition as well as market conditions and other factors that the Board deems relevant. Finally, the Board believes that stock-based executive compensation provides incentives to management that are in the best interests of the stockholders and the Board desires to continue such compensation, through the EICP or otherwise.

  The Company currently has outstanding approximately 106,500,000 shares of Common Stock and no shares of Preferred Stock. In addition, approximately 15,500,000 shares of Common Stock are currently reserved for issuance as stock incentives under the EICP and under outstanding options and stock awards under the Prior Plans. Accordingly, no more than approximately 28,000,000 shares of Common Stock are currently available for issuance for other purposes. By way of example, if the Board of Directors were to determine at any time in the future that the payment of another 3-for-2 stock split in the form of a stock dividend were in the best interests of the Company's stockholders, the Company would not have sufficient authorized but unissued shares with which to pay such a dividend.

  Aside from the Board's ongoing consideration of a stock dividend or stock split, management's ongoing evaluation of acquisition possibilities and the Board's belief in the efficacy of stock-based executive compensation, the Board has no present plans, agreements or understandings, pending or under discussion for the issuance of any shares of Common Stock except for the shares reserved for issuance as stock incentives described above. However, the Board of Directors considers that in the prudent operation of the Company, it is desirable to have sufficient authorized but unissued shares of Common Stock available to allow the Company to take prompt advantage of market or other conditions in connection with possible financings or acquisitions, for stock dividends or distributions, for grants of options and other stock rights, and for other proper corporate purposes deemed necessary or advisable by the Board of Directors. The Board of Directors also believes that the availability of additional shares of Common Stock for such purposes without delay or the necessity for a special meeting of stockholders (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's stock is listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise.

  The Amendment, if approved and adopted by the stockholders, would result in over approximately 178,000,000 shares of Common Stock authorized but uncommitted and available for future use by action of the Board of Directors. None of these shares would be subject to any preemptive rights. While the Board does not believe that the increased capitalization would adversely affect the rights of existing stockholders, the future issuance of shares of Common Stock might serve to dilute the interest of existing stockholders and may be issued at a time and under circumstances that may increase or decrease the earnings per share, and increase or decrease the book value per share, of shares currently outstanding.

BOARD RECOMMENDATION

  Delaware law requires that the Amendment be approved and adopted by the affirmative vote of at least a majority of the outstanding shares of Common Stock.

  The Board of Directors recommends a vote in favor of the proposal to approve and adopt a Certificate of Amendment to the Fifth Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to an aggregate of 300,000,000 shares. The persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal.

                       SELECTION OF INDEPENDENT AUDITORS

    The firm of Ernst & Young LLP, Certified Public Accountants, served as the independent auditors of the Company for Fiscal 1996, and the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1997. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board of Directors will reconsider its choice.

    The Company has been advised by Ernst & Young LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he should so desire.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 1998 Annual Meeting of Stockholders, such proposal must be received by the Company no later than September 1, 1997.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.


                            BY ORDER OF THE BOARD OF DIRECTORS,



                            Robb L. Smith,
                            Secretary

Dated:  December 30, 1996

PROXY
                       HEALTH MANAGEMENT ASSOCIATES, INC.

  The undersigned hereby appoints William J. Schoen and Robb L. Smith, and each and any of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of Health Management Associates, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Blvd., Naples, Florida 34108, on Tuesday, February 18, 1997 at 1:30 p.m., local time, and at any adjournments thereof:

1. Election of Directors.

   [ ] FOR all nominees listed below         [ ]  WITHHOLD AUTHORITY to vote
       (except as marked to the contrary).        for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW.

   William J. Schoen            Kent P. Dauten         Robert A. Knox
   Charles R. Lees              Kenneth D. Lewis       William E. Mayberry, M.D.

2. Proposal to approve and adopt a Certificate of Amendment to the Fifth Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.01 per share, to an aggregate of 300,000,000 shares.

   [ ] FOR                      [ ] AGAINST            [ ] ABSTAIN

3. Proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1997.

   [ ] FOR                      [ ] AGAINST            [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                 (Continued and to be signed, on reverse side)

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. This Proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the six named nominees for directors and, unless otherwise specified, FOR each of the other two proposals listed herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated December 30, 1996, describing more fully the proposals set forth herein.


                                  Dated: _______________________, 1997


                                  ___________________________________


                                  ___________________________________
                                  Signature(s) of stockholder(s)

                                  Please date and sign name exactly as it
                                  appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his title.